PRDO ANNOUNCES 2Q22 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS SECOND QUARTER AND

YEAR TO DATE 2022 RESULTS

Schaumburg, Ill. (August 8, 2022) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter and year to date ended June 30, 2022.

Second Quarter 2022 Results as Compared to Prior Year Quarter

•	Revenue decreased 4.5 percent to $167.7 million, with both CTU and AIUS contributing to the decline.
•	Operating income decreased 5.6 percent to $33.9 million, while adjusted operating income decreased 0.8 percent to $41.9 million.*
•	Earnings per diluted share was $0.37 for both the current and prior year quarter, while adjusted earnings per diluted share was $0.42 compared to $0.41.*
•	Total student enrollments at June 30, 2022 decreased by 7.0 percent, with a 2.3 percent decrease at CTU and a 14.5 percent decrease at AIUS.
•	Ended the quarter with $516.8 million in cash, cash equivalents, restricted cash and available-for-sale-short-term investments.

Year to Date 2022 Results as Compared to Prior Year to Date

•	Total revenue decreased 2.4 percent to $350.6 million, with a 2.8 percent increase at CTU more than offset with a 9.5 percent decline at AIUS.
•	Operating income increased 1.4 percent to $77.6 million while adjusted operating income increased 6.6 percent to $92.9 million.*
•	Earnings per diluted share was $0.83 for the current year to date compared to $0.80 for the prior year to date, while adjusted earnings per diluted share was $0.93 as compared to $0.85.*

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

“We are pleased with the year to date operating results, which continue to underscore our commitment to student experiences, retention and academic outcomes. I’m proud of the entire Perdoceo team for their focus on educating, serving and supporting our students,” said Andrew Hurst, Chief Executive Officer. “We continue to leverage and integrate technology across various academic and student support processes, which improves the efficiency and effectiveness of our student related processes and overall operations.”

PRDO ANNOUNCES 2Q22 RESULTS …PG 2

REVENUE

•	For the quarter ended June 30, 2022, total revenue of $167.7 million decreased 4.5 percent compared to total revenue of $175.5 million for the prior year quarter.

•	For the year to date ended June 30, 2022, total revenue of $350.6 million decreased 2.4 percent compared to total revenue of $359.2 million for the prior year to date.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Revenue ($ in thousands)	2022	2021	% Change	2022	2021	% Change
CTU	$100,461	$102,035	-1.5%	$213,609	$207,857	2.8%
AIUS	66,920	73,223	-8.6%	136,452	150,700	-9.5%
Corporate and Other	303	281	NM	582	620	NM
Total	$167,684	$175,539	-4.5%	$350,643	$359,177	-2.4%

TOTAL STUDENT ENROLLMENTS

•	As of June 30, 2022, CTU’s total student enrollments decreased 2.3 percent, while AIUS’ total student enrollments decreased 14.5 percent as compared to the prior year quarter end.

	At June 30,
Total Student Enrollments	2022	2021	% Change
CTU	26,000	26,600	-2.3%
AIUS	14,100	16,500	-14.5%
Total	40,100	43,100	-7.0%

PRDO ANNOUNCES 2Q22 RESULTS …PG 3

OPERATING INCOME

•	For the quarter ended June 30, 2022, operating income decreased by 5.6 percent to $33.9 million as compared to the prior year quarter.

•	For the year to date ended June 30, 2022, operating income increased by 1.4 percent to $77.6 million as compared to the prior year to date.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Operating Income ($ in thousands)	2022	2021	% Change	2022	2021	% Change
CTU	$33,008	$35,398	-6.8%	$76,034	$71,541	6.3%
AIUS	10,733	9,218	16.4%	20,256	20,541	-1.4%
Corporate and Other	(9,795)	(8,654)	NM	(18,651)	(15,503)	NM
Total	$33,946	$35,962	-5.6%	$77,639	$76,579	1.4%

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•	For the quarter ended June 30, 2022, adjusted operating income of $41.9 million decreased 0.8 percent compared to adjusted operating income of $42.3 million for the prior year quarter.

•	For the year to date ended June 30, 2022, adjusted operating income of $92.9 million increased 6.6 percent compared to adjusted operating income of $87.2 million for the prior year to date.

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
Adjusted Operating Income ($ in thousands)	2022	2021	2022	2021
Operating income	$33,946	$35,962	$77,639	$76,579
Depreciation and amortization (1)	4,909	3,913	9,791	7,915
Legal fee expense related to certain matters (2)	3,087	2,416	5,434	2,658
Adjusted Operating Income	$41,942	$42,291	$92,864	$87,152

Increase (Decrease)	-0.8%		6.6%

(1)	Amortization relates to definite-lived intangible assets associated with acquisitions.

(2)

Legal fee expense associated with (i) responses to the Department of Education (the “Department”) relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

PRDO ANNOUNCES 2Q22 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended June 30, 2022, the Company recorded:

•	Net income of $25.8 million compared to $26.6 million for the prior year quarter.
•	Earnings per diluted share of $0.37 for both the current and prior year quarter.
•	Adjusted earnings per diluted share of $0.42 compared $0.41 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year to date ended June 30, 2022, the Company recorded:

•	Net income of $57.8 million compared to $57.4 million for the prior year to date.
•	Earnings per diluted share of $0.83 compared to $0.80 for the prior year to date.
•	Adjusted earnings per diluted share of $0.93 compared $0.85 for the prior year to date. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	2022	2021	2022	2021

Reported Earnings Per Diluted Share	$0.37	$0.37	$0.83	$0.80

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (1)	0.02	0.01	0.05	0.02
Legal fee expense related to certain matters (2)	0.05	0.04	0.08	0.04
Tax effect of adjustments (3)	(0.02)	(0.01)	(0.03)	(0.01)
Adjusted Earnings Per Diluted Share	$0.42	$0.41	$0.93	$0.85

(1)	Amortization relates to definite-lived intangible assets associated with acquisitions.

(2)	Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(3)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

BALANCE SHEET AND CASH FLOW

•	For the quarter ended June 30, 2022, net cash provided by operating activities was $32.6 million, compared to net cash provided by operating activities of $38.0 million for the prior year quarter.
•	At June 30, 2022 and December 31, 2021, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $516.8 million and $499.4 million, respectively.

	For the Quarter Ended June 30,			For the Year to Date Ended June 30,
Selected Cash Flow Items ($ in thousands)	2022	2021	% Change	2022	2021	% Change
Net cash provided by operating activities	$32,625	$38,037	-14.2%	$54,779	$82,745	-33.8%
Capital expenditures	$2,023	$2,017	0.3%	$6,765	$3,059	121.2%

PRDO ANNOUNCES 2Q22 RESULTS …PG 5

OUTLOOK

The Company is providing the following third quarter outlook along with an updated full year outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2022	2021	2022	2021
Operating Income	$19.7M - $21.7M	$37.9M	$111.8M - $117.8M	$149.0M
Depreciation and amortization	$5.0M	$3.9M	$19.9M	$16.8M
Legal fee expense related to certain matters (1)	$3.3M	$4.5M	$10.3M	$9.7M
Adjusted Operating Income	$28.0M - $30.0M	$46.3M	$142.0M - $148.0M	$175.5M

Earnings Per Diluted Share	$0.22 - $0.24	$0.39	$1.23 - $1.30	$1.55
Amortization of acquired intangible assets	$0.02	$0.01	$0.10	$0.06
Legal fee expense related to certain matters (1)	$0.05	$0.06	$0.15	$0.14
Tax effect of adjustments	($0.01)	($0.01)	($0.07)	($0.05)
Adjusted Earnings Per Diluted Share	$0.28 - $0.30	$0.45	$1.41 - $1.48	$1.70

(1)	Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2022 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs and student retention remain consistent with management’s estimates, (ii) no significant impact of new or proposed regulations, including recent Department of Education negotiated rulemaking initiatives, or other adverse changes in the legal or regulatory environment, (iii) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (iv) earnings per diluted share outlook assumes an effective income tax rate of approximately 26.5% for the third quarter and 26.0% for the full year, and (v) any future impact from the Company’s stock repurchase program is excluded. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 2Q22 RESULTS …PG 6

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Monday, August 8, 2022 at 5:30 p.m. Eastern time to discuss second quarter and year to date 2022 results and 2022 outlook. Interested parties can access the live webcast of the conference at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-844-200-6205 (domestic) or 1-929-526-1599 (international). Both dial-in numbers will use the access code 076271. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/287915325. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s accredited institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIUS” or “AIU System”) – provide degree programs from the associate through doctoral level as well as non-degree professional development and continuing education offerings. Perdoceo’s universities offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to support students and enhance learning. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; rulemaking by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; increased competition; the impact of management changes; and changes in the overall U.S. economy which may continue to be impacted by the COVID-19 pandemic. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 2Q22 RESULTS …PG 7

CONTACT

Investors:

Alpha IR Group

Davis Snyder or Eric Markman

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2022	2021
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$148,749	$319,982
Restricted cash	1,191	5,196
Short-term investments	366,840	174,213
Total cash and cash equivalents, restricted cash and short-term investments	516,780	499,391

Student receivables, net	32,186	43,033
Receivables, other	8,617	1,692
Prepaid expenses	10,306	6,919
Inventories	1,168	904
Other current assets	2,737	2,514
Total current assets	571,794	554,453

NON-CURRENT ASSETS:
Property and equipment, net	26,952	28,355
Right of use asset, net	32,443	36,664
Goodwill	162,579	162,579
Intangible assets, net	28,877	32,208
Student receivables, net	1,295	1,372
Deferred income tax assets, net	25,671	25,114
Other assets	6,450	6,688
TOTAL ASSETS	$856,061	$847,433

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$7,278	$9,400
Accounts payable	12,419	10,838
Accrued expenses:
Payroll and related benefits	22,887	25,312
Advertising and marketing costs	9,548	8,690
Income taxes	7,995	211
Other	14,504	15,180
Deferred revenue	35,567	70,613
Total current liabilities	110,198	140,244

NON-CURRENT LIABILITIES:
Lease liability - operating	31,990	35,549
Other liabilities	21,113	21,530
Total non-current liabilities	53,103	57,079

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	894	887
Additional paid-in capital	679,400	674,242
Accumulated other comprehensive loss	(3,174)	(96)
Retained earnings	309,817	251,972
Treasury stock	(294,177)	(276,895)
Total stockholders' equity	692,760	650,110
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$856,061	$847,433

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended June 30,
	2022	% of Total Revenue	2021	% of Total Revenue
REVENUE:
Tuition and fees, net	$165,896	98.9%	$174,804	99.6%
Other	1,788	1.1%	735	0.4%
Total revenue	167,684		175,539
OPERATING EXPENSES:
Educational services and facilities	27,269	16.3%	28,532	16.3%
General and administrative	101,332	60.4%	107,132	61.0%
Depreciation and amortization	4,909	2.9%	3,913	2.2%
Asset impairment	228	0.1%	-	0.0%
Total operating expenses	133,738	79.8%	139,577	79.5%
Operating income	33,946	20.2%	35,962	20.5%
OTHER INCOME:
Interest income	1,094	0.7%	322	0.2%
Interest expense	(99)	-0.1%	(280)	-0.2%
Miscellaneous expense	(226)	-0.1%	(36)	0.0%
Total other income	769	0.5%	6	0.0%
PRETAX INCOME	34,715	20.7%	35,968	20.5%
Provision for income taxes	8,948	5.3%	9,319	5.3%

NET INCOME	25,767	15.4%	26,649	15.2%

NET INCOME PER SHARE - BASIC:	$0.38		$0.38

NET INCOME PER SHARE -DILUTED:	$0.37		$0.37

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	68,341		70,299
Diluted	69,182		71,679

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended June 30,
(In Thousands)	2022		2021
NET INCOME	$25,767		$26,649
OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(164)		28
Unrealized loss on investments	(1,469)		(22)
Total other comprehensive (loss) income	(1,633)		6
COMPREHENSIVE INCOME	$24,134		$26,655

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended June 30,
	2022	% of Total Revenue	2021	% of Total Revenue
REVENUE:
Tuition and fees, net	$347,223	99.0%	$357,635	99.6%
Other	3,420	1.0%	1,542	0.4%
Total revenue	350,643		359,177
OPERATING EXPENSES:
Educational services and facilities	55,357	15.8%	57,506	16.0%
General and administrative	207,628	59.2%	217,177	60.5%
Depreciation and amortization	9,791	2.8%	7,915	2.2%
Asset impairment	228	0.1%	-	0.0%
Total operating expenses	273,004	77.9%	282,598	78.7%
Operating income	77,639	22.1%	76,579	21.3%
OTHER INCOME:
Interest income	1,427	0.4%	681	0.2%
Interest expense	(202)	-0.1%	(389)	-0.1%
Miscellaneous (expense) income	(315)	-0.1%	95	0.0%
Total other income	910	0.3%	387	0.1%
PRETAX INCOME	78,549	22.4%	76,966	21.4%
Provision for income taxes	20,704	5.9%	19,564	5.4%

NET INCOME	57,845	16.5%	57,402	16.0%

NET INCOME PER SHARE - BASIC:	$0.84		$0.82

NET INCOME PER SHARE -DILUTED:	$0.83		$0.80

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	68,542		70,224
Diluted	69,376		71,616

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year to Date Ended June 30,
(In Thousands)	2022		2021
NET INCOME	$57,845		$57,402
OTHER COMPREHENSIVE LOSS, net of tax:
Foreign currency translation adjustments	(245)		(101)
Unrealized loss on investments	(2,833)		(243)
Total other comprehensive loss	(3,078)		(344)
COMPREHENSIVE INCOME	$54,767		$57,058

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$57,845	$57,402
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	228	-
Depreciation and amortization expense	9,791	7,915
Bad debt expense	24,379	26,168
Compensation expense related to share-based awards	4,316	7,430
Deferred income taxes	(557)	8,569
Changes in operating assets and liabilities	(41,223)	(24,739)
Net cash provided by operating activities	54,779	82,745

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(330,797)	(218,437)
Sales of available-for-sale investments	134,964	127,193
Purchases of property and equipment	(6,765)	(3,059)
Payments for pending business acquisition	(7,000)	-
Net cash used in investing activities	(209,598)	(94,303)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	849	623
Purchase of treasury stock	(15,670)	(5,372)
Payments of employee tax associated with stock compensation	(1,612)	(2,034)
Release of cash held in escrow	(3,986)	-
Net cash used in financing activities	(20,419)	(6,783)
NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(175,238)	(18,341)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	325,178	109,684
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$149,940	$91,343

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended June 30,
	2022	2021
REVENUE:
CTU	$100,461	$102,035
AIUS	66,920	73,223
Corporate and Other	303	281
Total	$167,684	$175,539

OPERATING INCOME (LOSS):
CTU	$33,008	$35,398
AIUS	10,733	9,218
Corporate and Other	(9,795)	(8,654)
Total	$33,946	$35,962

OPERATING MARGIN (LOSS):
CTU	32.9%	34.7%
AIUS	16.0%	12.6%
Corporate and Other	NM	NM
Total	20.2%	20.5%

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended June 30,
	2022	2021
REVENUE:
CTU	$213,609	$207,857
AIUS	136,452	150,700
Corporate and Other	582	620
Total	$350,643	$359,177

OPERATING INCOME (LOSS):
CTU	$76,034	$71,541
AIUS	20,256	20,541
Corporate and Other	(18,651)	(15,503)
Total	$77,639	$76,579

OPERATING MARGIN (LOSS):
CTU	35.6%	34.4%
AIUS	14.8%	13.6%
Corporate and Other	NM	NM
Total	22.1%	21.3%

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
Adjusted Operating Income	2022	2021	2022	2021
Operating income	$33,946	$35,962	$77,639	$76,579
Depreciation and amortization (2)	4,909	3,913	9,791	7,915
Legal fee expense related to certain matters (3)	3,087	2,416	5,434	2,658
Adjusted Operating Income	$41,942	$42,291	$92,864	$87,152

	For the Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2022	2021	2022	2021
Operating income	$19.7M - $21.7M	$37,861	$111.8M - $117.8M	$149,016
Depreciation and amortization (2)	5.0M	3,887	19.9M	16,766
Legal fee expense related to certain matters (3)	3.3M	4,583	10.3M	9,735
Adjusted Operating Income	$28.0M - $30.0M	$46,331	$142.0M - $148.0M	$175,517

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended June 30,		For the Year to Date Ended June 30,
	ACTUAL		ACTUAL
	2022	2021	2022	2021
Reported Earnings Per Diluted Share	$0.37	$0.37	$0.83	$0.80

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.02	0.01	0.05	0.02
Legal fee expense related to certain matters (3)	0.05	0.04	0.08	0.04
Total pre-tax adjustments	$0.07	$0.05	$0.13	$0.06
Tax effect of adjustments (4)	(0.02)	(0.01)	(0.03)	(0.01)
Total adjustments after tax	0.05	0.04	0.10	0.05
Adjusted Earnings Per Diluted Share	$0.42	$0.41	$0.93	$0.85

	For the Quarter Ending September 30,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2022	2021	2022	2021
Reported Earnings Per Diluted Share	$0.22 - $0.24	$0.39	$1.23 - $1.30	$1.55

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.02	0.01	0.10	0.06
Legal fee expense related to certain matters (3)	0.05	0.06	0.15	0.14
Total pre-tax adjustments	$0.07	$0.07	$0.25	$0.20
Tax effect of adjustments (4)	(0.01)	(0.01)	(0.07)	(0.05)
Total adjustments after tax	0.06	0.06	0.18	0.15
Adjusted Earnings Per Diluted Share	$0.28 - $0.30	$0.45	$1.41 - $1.48	$1.70

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets, significant legal settlements and legal fee expense related to certain matters. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business.  Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

Results of operations include the DigitalCrafts acquisition commencing on the August 2, 2021 date of acquisition and the Hippo acquisition commencing on the September 10, 2021 date of acquisition.

(2)	Amortization for acquired intangible assets relate to definite-lived intangible assets associated with the Trident, DigitalCrafts and Hippo acquisitions.

(3)	Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(4)

The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.